Life On Earth, Inc. Adds Top Industry Veteran To Its Board Of Directors

Former Top Executive at Fortune 500 Retailers Such As CVS Caremark and Family Dollar Joins The Company’s Board Of Directors

NEW YORK, NY June 19, 2019 (GLOBE NEWSWIRE) -- Life On Earth, Inc. (OTCQB: LFER) is pleased to announce that Michael Bloom, a merchandising and marketing veteran, has joined its board of directors.

Mr. Bloom has over 35 years of merchandising and marketing experience in the retail industry. He recently joined GPM Investment Partners, LLC as their Executive Vice President and Chief Merchandising and Marketing Officer. Michael Bloom was CEO of Memphis, Tenn.-based Fred’s Inc., an operator of drug and general merchandise stores. Before his time at Fred’s, he was President and Chief Operating Officer of Family Dollar, which operates more than 8,400 stores. He also held executive positions for more than 20 years at CVS Pharmacy. Before joining CVS, Michael Bloom spent ten years in merchandising and operations management with Peoples Drug Stores and Shoppers Drug Mart Corp.

CEO Fernando Leonzo commented about the Michael Bloom Director Appointment: “We couldn’t be more excited to have a true industry insider, in the retail space, with extensive merchandising and marketing experience, especially with regards to the beverage industry to join the board of directors of Life On Earth, Inc. We have been through a transitional process, starting from the beginning of this calendar year to position the company as a serious contender in the beverage CPG (Consumer Packaged Goods) space where the focus is solely on our branded products. A key to that success is bringing industry veterans on board with proven track records as well as contacts, that will help us make that vision a reality. We welcome Michael to our board because we feel he will help LFER with the execution of these plans.”

Michael Bloom commented, “I’m very excited to join the board of directors of Life On Earth, Inc and I am looking forward to helping their management team with their portfolio of brands. As a long time veteran in the retail space, with some of the largest retailers in the country, and having first-hand experience as a Category Manager for beverages early in my career, I’m glad to see the transition that the company has made from one of a distribution business of primarily third-party brands, to one of handling only their own brands. That decision gives me the confidence that this is a sustainable business that can scale rapidly and with much better margins.”

About Life On Earth, Inc.

Life on Earth, Inc. is a lifestyle beverage company focused on growing its portfolio of brands in the all-natural, innovative, healthier and “better for you” beverage market. The Company sells its products throughout the United States with third-party distributors, wholesalers and retailers. The Company owns, markets and distributes proprietary beverage brands, including:

•	Just Chill® – www.drinkjustchill.com

•	Victoria’s Kitchen™ - www.drinkvictoriaskitchen.com

•	Gran Nevada Mio™ - www.lifeonearthinc.com/pages/grannevadamio

For more information, please visit our corporate website - www.lifeonearthinc.com

Investors and corporate inquiries, please contact: info@lifeonearthinc.com | (646) 844- 9897

Safe Harbor Act

Forward-Looking Statements: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Life on Earth, Inc. its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy.  The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements including those relating to the Company’s financing being adequate for the Company to place its products in retail stores, execute its acquisition strategy, and to launch its growth and expansion plans, among others, are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Life on Earth, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  No information in this press release should be construed in any way whatsoever as an indication of Life on Earth, Inc.’s future revenues, financial performance or stock price.   More information about the potential factors that could affect the business and financial results is and will be included in Life on Earth, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov.